EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-179782, No. 333-174943, No. 333-174942, No. 333-170933, No. 333-168296, No. 333-166712, No. 333-163853, No. 333-161808, No. 333-161806, No. 333-149417, No. 333-149416, No. 333-147125, No. 333-147124, No. 333-145046, No. 333-145044, No. 333-140917, No. 333-138422, No. 333-132226, No. 333-127322, No. 333-126581, No. 333-120999, No. 333-118093, No. 333-118088, No. 333-118067, No. 333-112596, No. 333-109914, No. 333-104137, No. 333-39105, No. 333-46492, No. 333-54426, No. 333-56781, No. 333-60828, No. 333-66067, No. 333-76995, No. 333-79675, No. 333-80227, No. 333-81635, No. 333-83770, No. 333-89948, and No. 333-93497), and the Registration Statement on Form S-4 (No. 333-62694) of Yahoo! Inc. of our report dated September 25, 2012, relating to the consolidated financial statements of Yahoo Japan Corporation and Consolidated Subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs relating to: 1) a subsequent event concerning a business and capital alliance with ASKUL Corporation; 2) the differences between accounting principles generally accepted in Japan and accounting principles generally accepted in the United States of America; and 3) translation of Japanese Yen amounts into U.S. dollars), appearing in this Amendment No. 2 to the Annual Report on Form 10-K of Yahoo! Inc. for the year ended December 31, 2011.

/s/ Deloitte Touche Tohmatsu LLC

Tokyo, Japan

September 25, 2012